SETTLEMENT AGREEMENT AND RELEASE

This Settlement and General Mutual Release Agreement (the “Settlement Agreement”) is entered into this 30th day of May, 2008, by Sound Worldwide Holdings, Inc. (“Sound Worldwide” or “the Company”) and Ivy Sui Kuen Lam (“Ms. Lam” or “Lam”).

WHEREAS, Ms. Lam received 6,063,750 shares of common stock (the “Shares”) of Sound Worldwide, Inc. (“Sound Worldwide”); and

WHEREAS, Sound Worldwide held all of the shares of Best Allied Industrial Limited (“Best Allied”), a company founded by Ms. Lam.

WHEREAS, the parties now wish to enter into and execute this Settlement Agreement and Release.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations and premises contained herein, and with full intent to be legally bound hereby, the parties hereby agree and covenant as follows:

1. RETURN AND EXCHANGE OF SHARES:  In consideration of the covenants and Release contained herein, Ms. Lam surrendered and returned to Sound Worldwide, 6,063,750 shares of Sound Worldwide and in exchange, Sound Worldwide provided Ms. Lam 100% of the outstanding Ordinary Shares of Best Allied.

2. MUTUAL RELEASE: Ms. Lam hereby releases Sound Worldwide from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, contracts, controversies, agreements, charges, complaints, promises, damages, judgments, claims, liabilities and demands whatsoever which Ms. Lam ever had, now has, or which she can, shall, or may have against Sound Worldwide, by reason of any matter, cause, event or thing whatsoever from the beginning of the world to the date of this Release, including claims of which Ms. Lam is not aware and those not mentioned in this Release.

Sound Worldwide hereby releases Ms. Lam from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, contracts, controversies, agreements, charges, complaints, promises, damages, judgments, claims, liabilities and demands whatsoever which Sound Worldwide ever had, now has, or which they can, shall, or may have against Ms. Lam , by reason of any matter, cause, event or thing whatsoever from the beginning of the world to the date of this Release, including claims of which Worldwide is not aware and those not mentioned in this Release.

The parties are bound by this Release. Anyone who succeeds to the parties’ rights and responsibilities, such as his heirs or the executor or administrator of his estate or any assignee, is also bound.

3. CONFIDENTIAL AGREEMENT: In consideration of the covenants and payments set forth above, the parties hereby covenant and agree that they and their agents shall keep the fact and terms of this Agreement confidential, and shall not, under any circumstances whatsoever, reveal same to any person or entity, including but not limited to, any employee, agent, associate, customer, or any person or entity with which the parties has any business relationship whatsoever, or to any member of the press or the public; provided, however, that they may reveal such information as is required by an enforceable court order, upon notice to the other party, or as required by the Internal Revenue Service.

4. NO ADMISSION OF LIABILITY: Neither the execution or terms of this Agreement, nor the surrender of the Shares by Ms. Lam hereunder, shall in any way constitute or imply an admission by the parties of liability in law or in fact as to any claims which the parties have asserted or could have asserted in any action brought by them.

5. PARTIAL INVALIDITY: If any provision of this Agreement shall be held void as against public policy by any court or administrative agency, all other provisions shall remain in full force and effect and this Agreement shall be construed as if the offending provisions were never contained herein.

6. GOVERNING LAW: The parties hereby acknowledge and agree that this shall in all respects be interpreted, enforced and governed under the laws of the State of Delaware.

7. FINAL EXPRESSION OF AGREEMENT: This Agreement is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms and provisions thereof and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

8. MODIFICATIONS OR AMENDMENTS: No modification or amendment to this Agreement may be made unless it is in writing and signed by both parties.

9. LEGAL ADVICE: The parties acknowledge that they have sought and received the advice of legal counsel as to the meaning and execution of this Settlement Agreement and that they enter into same voluntarily and after sufficient time to review and obtain advice of counsel with respect to same. The parties acknowledge that they have carefully read the Release contained herein and have discussed it with their attorney, and further acknowledge that they understand and agree to the terms of the Release, have entered into the Release freely, voluntarily and without coercion, have been afforded a sufficient period of time within which to review, consider and accept its terms, and intends, by execution of the Release, to be legally bound by all of the terms and provisions thereof.

10. SIGNATURES. The execution of this Agreement may be by actual or facsimile signature.

WHEREAS, in witness hereof the parties execute this Settlement Agreement on the date hereinabove first written.

SOUND WORLDWIDE HOLDINGS, INC.

By: /s/ Roger K. W. Fan	/s/ Ivy Sui Kuen Lam
Name: Roger K. W. Fan	Ivy Sui Kuen Lam
Title: Chief Executive Officer